September 27, 2006


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


        Re:           Residential Funding Mortgage Securities II, Inc.
                      Home Equity Loan-Backed Term Notes, Series 2006-HSA5

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (File No. 333-131196), filed by Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on January 20, 2006, and declared effective on March 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Home Equity Loan-Backed Term Notes, Series 2006-HSA5 (the "Notes"). The Term Notes will be issued pursuant to an Indenture, dated as of September 27, 2006 as more particularly described in the prospectus, dated September 25, 2006, and the prospectus supplement, dated September 25, 2006, relating to the Term Notes (together, the "Prospectus")

        We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Residential Funding Mortgage Securities II, Inc.
September 27, 2006
Page 2


        Based on such examination and the other assumptions set forth herein, we are of the opinion that when the Term Notes have been duly executed and delivered in accordance with the Indenture and sold, the Term Notes will be legally issued, fully paid and non assessable, and the Term Notes will be binding obligations of Home Equity Loan Trust 2006-HSA5, the issuing entity, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.




                                    Very truly yours,


                                    /s/Orrick, Herrington & Sutcliffe LLP


                                    ORRICK, HERRINGTON & SUTCLIFFE LLP